UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices) (855) 645-2332 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 15, 2012, American Energy Development Corp. (the “Registrant”) entered into and closed a lease acquisition agreement (the “Purchase Agreement”) with Range Michigan LLC (“Range”) pursuant to which the Registrant acquired a 43.75% working interest (the “Interests”) in Range's right to the oil and gas leases covering the White-tail Prospect located in northern Michigan (the “Prospect”) from Range in exchange for (i) the purchase price of (a) $87,500 in cash, which was previously paid to Range on March 20, 2012 and (b) $200,000 payable in 476,191 shares of the Registrant’s common stock (the "Shares") calculated using a $0.42 per share price equal to the volume weighted average price of one share of the Registrant’s common stock for the ten business days ending on the business day prior to the closing date and (ii) the Registrant’s obligation to pay 100% of the Authority for Expenditure (“AFE”) costs for a 3D high resolution seismic survey of the Prospect up to $200,000, with any AFE cost overruns on the survey to be paid by the Registrant and Range in proportion to their respective working interests.  The effective time of the transfer of the Interests for the purpose of allocating revenues and expenses is March 31, 2012. The Purchase Agreement contains customary representations and warranties by the Registrant and Range. This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Assignment, Bill of Sale and Conveyance

In connection with the Purchase Agreement, the Registrant entered into an assignment, bill of sale and conveyance with Range (the “Assignment Agreement”) pursuant to which Range granted the Registrant an undivided 43.75% interest in Range's right to the oil and gas leases covering the Prospect and in the oil and gas substances produced from the leases. This brief description of the Assignment Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Assignment Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

Operating Agreement

In connection with the Purchase Agreement, the Registrant entered into an operating agreement with Range (the “Operating Agreement”) which appoints Range as the operator of the Prospect and defines the Registrant’s and Range’s respective rights and obligations with respect to the oil and gas operations in the Prospect.  Pursuant to the Operating Agreement, the Registrant and Range will be entitled to all oil and gas production in the Prospect and related assets and will be liable for the costs and liabilities related thereto in accordance with their respective working interests in the Prospect.  This brief description of the Operating Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Operating Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

On June 18, 2012, the Registrant issued a press release to announce that the Registrant closed the Purchase Agreement to acquire the Interests in the Prospect.  A copy of the release is attached as Exhibit 99.1.

The information in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The Registrant acquired the Interests in the Prospect from Range pursuant to the Purchase Agreement and related agreements as referenced in Item 1.01 of this Current Report, which is hereby incorporated by reference.  The Prospect consists of approximately 4,000 acres located in northern Michigan.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Shares issued pursuant to the Purchase Agreement, which is hereby incorporated by reference.

The Shares were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1*	Lease Acquisition Agreement between the Registrant and Range Michigan LLC dated June 15, 2012.
10.2	Assignment, Bill of Sale and Conveyance effective March 31, 2012.
10.3*	Operating Agreement between the Registrant and Range Michigan LLC.
99.1	Press Release dated June 18, 2012.

*A confidential treatment request has been submitted to the Securities and Exchange Commission for confidential treatment of certain portions of this exhibit, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.  These portions have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 21, 2012	American Energy Development Corp.

	By:	/s/ Herold Ribsskog
Herold Ribsskog
Chief Executive Officer